Exhibit 3.36

Ohio Mentor, Inc.

REGULATIONS

ARTICLE I

General Provisions

Section 1. Name- The name of the corporation shall be Ohio Mentor, Inc.

Section 2. Location- The principal office of the corporation shall initially be located at the place set forth in the Articles of Incorporation of the corporation.  The directors may establish other offices and places of business in Ohio or elsewhere.

Section 3. Fiscal Year- Except as from time to time otherwise determined by the directors, the fiscal year of the corporation shall end on the last day of December of each year.

ARTICLE II

Meetings of the Stockholders

Section 1. Annual Meetings- An annual meeting of the stockholders shall be held on the twelfth (12th) day of September (or on the next business day if that is a legal holiday) at 10:00 o’clock A.M. unless a different hour is fixed by the President or the directors and stated in the notice of meeting.  The purposes for which the annual meeting is to be held, in addition to those prescribed by law, the Articles of Incorporation or these Regulations, may be specified by the President or the directors.  In the event that an annual meeting is not held on the date fixed in these Regulations, a special meeting may be held in lieu thereof with all the force and effect of an annual meeting.

Section 2. Special Meetings- Special meetings of the stockholders may be called by the President or the directors by action at a meeting, or a majority of the directors acting without a meeting, and shall be called by the Secretary (or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer) upon written application of one or more stockholders who hold at least 10% of the capital stock entitled to vote thereat.  Upon the request in writing delivered either in person or by registered mail to the President or Secretary by any persons entitled to call a meeting of the shareholders entitled thereto. If such request be refused, then the persons making the request may call a meeting by giving notice in the manner provided by these Regulations.

Section 3. Place of Meetings- All meetings of the stockholders shall be held at the principal office of the corporation unless a different place within the United States is fixed by the President or the directors and stated in the notice of meeting.

Section 4. Notice of Meetings- A written notice of each meeting of the stockholders, stating the place, date and hour thereof and the purposes for which the meeting is to be held, shall be given by the Secretary (or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer) at least seven days before the meeting to each stockholder of record entitled to vote thereat, and to each stockholder, who, under the Articles of Incorporation of these Regulations, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to such stockholder at his address as it appears in the records of the corporation.  Notice of a meeting need not be given to a stockholder if a written waiver of notice, executed before or after the meeting by such stockholder of his attorney thereunto authorized, is filed with the records of the meeting.  Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

Section 5. Shareholders List- Upon request of any shareholders at any meeting of shareholders, there shall be produced at such meeting an alphabetically arranged list, or classified lists, of the shareholders of record as of the record date of such meeting, who are entitled to vote, showing their respective addresses and the number and class of shares held by each.  Such list or lists when certified by the officer or agent in charge of the transfers of shares shall be prima-facie evidence of the facts shown therein.

Section 6. Quorum- The holders of a majority in interest of all stock issued, outstanding and entitled to vote, present or represented by proxy, shall constitute a quorum at any meeting of the stockholder.  If a quorum shall not be present or represented at any meeting of the stockholders, a lesser number may, without further notice, adjourn the meeting to any other time.

Section 7. Voting and Proxies- The corporation shall not directly or indirectly vote any share of its own stock.  At every meeting of shareholders, each outstanding share having voting power shall entitle the holder thereof to one vote on each matter properly submitted to the shareholders, subject to the provisions with respect to cumulative voting set forth in this section.  If notice in writing is given by any shareholder to the President, a Vice President or the Secretary, not less than forty-eight hours before the time fixed for holding a meeting of the shareholders for the purpose of electing directors if notice of such meeting shall have been given at least ten days prior thereto, and otherwise not less than twenty-four hours before such time, that he desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses and to give one candidate as many votes as the number of directors to be elected multiplied by the number of his votes equals, or to distribute his votes on the same principle among two or more candidates, as he sees fit.  A shareholder shall be entitled to vote even though his shares have not been fully paid, but shares upon which an installment of the purchase price is overdue and unpaid shall not be voted.

A person who is entitled to attend a shareholders’ meeting, to vote thereat, or to execute consents, waivers, or releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person.  A telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of a writing, appointing a proxy is sufficient writing.  No appointment of a proxy shall be valid after the expiration of eleven months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.  Proxies shall be filed with the clerk of the meeting, or of any resumed meeting, before being voted.  A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them.  A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, in which event the burden or proving invalidity shall rest on the challenger.

Section 8. Action at Meetings- When a quorum is present at any meeting, the holders of a majority in interest of the stock having voting power, present or represented by proxy and voting on a matter, shall decide any matter to be voted on by the stockholders, including the election of officers and directors, except where a different vote is required by law, the Articles of Incorporation, these Regulations or any agreement between the corporation and the stockholders.  Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote in the election.  No ballot shall be required for any election unless requested by a stockholder present or represented by proxy at the meeting and entitled to vote in the election.

Section 9. Annual Statement- At the annual meeting of shareholders, or the meeting held in lieu of it, the corporation shall prepare and lay before the shareholders a financial statement consisting of (i) balance sheet containing a summary of the assets, liabilities, stated capital, if any, and surplus (showing separately any capital surplus arising from unrealized appreciation of assets, other capital surplus, and earned surplus) of the corporation as of a date not more than four months before such meeting (if such meeting is an adjourned meeting, the balance sheet may be as of a date not more than four months before the date of the meeting as originally convened); and (ii) a statement of profit and loss and surplus, including a summary of profits, dividends or distributions paid, and other changes in the surplus accounts of the corporation for the period commencing with the date marking the end of the period for which the last preceding statement of profit and loss required under this section was made and ending with the date of the balance sheet, or in the case of the first statement of profit and loss, from the incorporation of the corporation to the date of the balance sheet.  The financial statement shall have appended to it a certificate signed by the President or a Vice President or the Treasurer or an Assistant Treasurer or by a public accountant or firm of public accountants to the effect that the financial statement presents fairly the position of the corporation and the results of its operations in conformity with generally accepted accounting principles applied on a basis consistent for the period covered thereby, or to the effect that the financial statements have been prepared on the basis of accounting practices and principles that are reasonable in the circumstances.  Upon the written request of any shareholder made within sixty days after notice of any such meeting has been give, the corporation, not later than the fifth day after receiving such request of the fifth day before such meeting, whichever is the later date, shall mail to such shareholder a copy of such financial statement.

Section 10. Action by Consent- Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders.  Such consent shall be treated for all purposes as a vote at a meeting.

ARTICLE III

Directors

Section 1. Powers- The business and property of the corporation shall be managed by a board of directors who may exercise all the powers of the corporation which are not expressly reserved to the stockholders by law, the Articles of Incorporation or these Regulations.

Section 2. Election- A board of directors of such number as shall be fixed by the stockholders shall be elected at the annual meeting of the stockholders.  The number of directors shall not be fixed at less than three, except that whenever there shall be fewer than three stockholder the number of directors may be fixed at not less the number of stockholder.  No director need be a stockholder.  Except as otherwise provided by law, the Articles of Incorporation or these Regulations, directors shall hold office until the next annual meeting of stockholders and thereafter until their respective successors are chosen and qualified.  Any vacancy in the board may be filled by the directors.

Section 3. Resignation and Removal- Any director may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary and such resignation shall be effective upon receipt unless it is specified to be effective at some later time.  All the directors, or all the directors of a particular class, if any, or any individual director may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed, provided that unless all the directors, or all the directors of a particular class, if any, are removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors, or all the directors of a particular class, if any, as the case may be, would be sufficient to elect at least one director. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed.  Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board.

Section 4. Meetings- Regular meetings of the directors may be held without call or notice at such places and times as the directors may from time to time determine, provided that nay director who is absent when such determination is made shall be given notice thereof.  A regular meeting of the directors shall be held at the same place as the annual meeting of the stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.  Special meetings of the directors may be held at any time and place designated in a call by the President, the Treasurer or two or more directors.

Section 5. Notice of Special Meetings- Notice of all special meetings of the directors shall be given to each director by the Secretary or, in case of the death, absence, incapacity or refusal of the Secretary, by the officer or one of the directors calling the meeting.  Such notice shall be given to each director in person or by telephone ore telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by mail addressed to his business or home address and postmarked at least forty-eight hours in advance of the meeting.  Except as required by law and these Regulations as a condition to the removal of a director, notice of a special meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.  A notice or waiver of notice need not specify the purpose of any special meeting unless such purpose is the removal of a director or an officer.

Section 6. Quorum- At any meeting of the directors, two-thirds of the directors then in office shall constitute a quorum for the transaction of business, but a lesser number may without further notice adjourn the meeting to any other time.

Section 7. Action at Meetings- At any meeting of the directors at which a quorum is present, the vote of a majority of those present shall decide any matter, unless a different vote is specified by law, the Articles of Incorporation or these Regulations.

Section 8. Action by Consent- Any action by the directors may be taken without a meeting if a written consent thereto is signed by all the directors and filed with the records of the meetings of the directors.  Such consent shall be treated for all purposes as a vote at a meeting.

Section 9.  Executive Committee- The directors may, by vote of a majority of the directors then in office, elect from their number an executive committee, to consist of not less than three directors, and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Incorporation or these Regulations they are prohibited from delegating.  The executive committee may make rules for the conduct of its business, but in the absence of such rules its business shall be conducted as nearly as may be practicable in the same matter as is provided by these By-laws for the business of the directors.

ARTICLE IV

Officers

Section 1. Officers- The officers of the corporation shall consist of a President, a Treasurer, a Secretary, and such other officers as the directors may determine.

Section 2. Election- The President, Treasurer and Secretary shall be elected annually by the directors at their fist regular meeting following the annual meeting of the stockholders.  Other officers may be chosen by the directors at such meeting or any other meeting.  No officer need be a stockholder or a director.  Any two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or these Regulations to be executed, acknowledged or verified by any two or more officers. The Secretary shall be a resident of the Ohio unless the corporation shall have a resident agent for the service of process appointed in the manner prescribed by law.  Except as otherwise provided by law, the Articles of Incorporation or these Regulations, the President, Treasurer and Secretary shall hold office until the first regular meeting of the directors following the next annual meeting of the stockholders and thereafter until their respective successors are chosen and qualified.  All other officers shall hold office until the first regular meeting of the directors following the next annual meeting of the stockholders and thereafter until their respective successors are chosen and qualified, unless appointed to a shorter term.

Section 3. Resignation and Removal- Any officer may resign by delivering his written resignation to the corporation at its principal office or the President or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some later time.  The directors may remove any officer with or without cause by vote of a majority of the directors then in office, provided that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the board of directors, and said notice shall contain a statement of the causes assigned for such proposed removal.

Section 4. President and Vice Presidents- The President shall be the chief executive officer of the corporation and shall, subject to the direction and control of the board of directors, have general charge and supervision of the business of the corporation.  Unless otherwise provided by the directors, he shall preside when present at all meetings of the stockholders and directors.  He shall have such other powers and duties as are usually incident to his office as may be vested in him by these Regulations or from time to time designated by the directors.

Any Vice President shall have such powers and duties as may be vested in him by these Regulations or from time to time designated by the directors.

Section 5. Treasurer and Assistant Treasurers- The treasurer shall, subject to the direction and control of the board of directors, have general charge of the financial affairs of the corporation and shall keep full and accurate books of account.  He shall have custody of all funds, securities and valuable documents or the corporation, except as the directors may otherwise provide, and shall render a statement of the financial affairs of the corporation at each annual meeting of the stockholders and to the directors and President upon request.  He shall have such other powers and duties as are usually incident to his office and as may be vested in him by these Regulations or from time to time designated by the directors.

Any Assistant Treasurer shall have such powers and duties as may be vested in him by these Regulations or from time to time designated by the directors.

Section 6. Secretary and Assistant Clerks- The Secretary shall give such notices of meetings of stockholders and directors as are required by these Regulations and shall keep a record of all the meetings of stockholders and directors.  Unless a transfer agent is appointed, he shall keep in Ohio, at the principal office of the corporation or at his office, the stock and transfer records of the corporation in which shall be contained the names and record addresses of all stockholders and the amount of stock held by each.  He shall have such other powers and duties as are usually incident to his office and as may be vested in him by these Regulations or from time to time designated by the directors.

Any Assistant Secretary shall have such powers and duties as may be vested in him by these Regulations or from time to time designated by the directors.  In the absence of the Secretary from any meeting of stockholders or directors, an Assistant Secretary or, if none, a temporary clerk designated by the person presiding at the meeting, shall perform the duties of the Secretary.

ARTICLE V

Indemnification of Directors and Officers

The corporation shall, to the extent permitted by law, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may server or at any time has served as a director, officer, administrator or trustee of, or in a similar capacity with, another organization or any employee benefit plan, against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon such person in connection with any proceeding in which he may become involved by reason of his serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he is successful on the merits, the proceeding was authorized by a majority of the full board or the proceeding seeks a declaratory judgment regarding his own conduct); provided that no indemnification shall be provided for any such person with respect to any matter as to which he shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or to the extent such matter relates to service with respect to an employee benefit plan in the reasonable belief that his action was in the best interests of the participants or beneficiaries of such employee benefit plan.

Such indemnification may, to the extent authorized by the corporation, include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this article, which undertaking may be accepted without regard to the financial ability of such person to make repayment.  The payment of any such indemnification shall be conclusively deemed authorized by the corporation under this article, and each director of the corporation approving such payment shall be wholly protected, if:

(i)                                     the payment has been approved or ratified (1) by a majority vote of a quorum of the directors consisting of persons who are not at that time parties to the proceeding, (2) by a majority vote of a committee of two or more directors who are not at that time parties to the proceeding and are selected for this purpose by the full board (in which selection directors who are parties may participate), or (3) by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the proceeding; or

(ii)                                  the action is taken in reliance upon the opinion of independent legal counsel (who may be counsel to the corporation) appointed for the purpose by vote of the directors or in the manner specified in clauses (1), (2) or (3) of subparagraph (i); or

(iii)                               the directors have otherwise acted in accordance with the standard of conduct set forth in the General Corporation Law of Ohio, as amended.

The indemnification provided hereunder shall inure to the benefit of the heirs, executors and administrators of a director, officer or other person entitled to indemnification hereunder.

The foregoing right of indemnification shall be in addition to and not exclusive of any other rights to which such director or officer or other person may be entitled under any agreement or pursuant to any action taken by the directors or stockholders of the corporation or otherwise.

ARTICLE VI

Stock

Section 1. Certificates- Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the directors containing the information required by the General Corporation Law of Ohio.  The certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, and such signatures may be facsimiles if the certificate is countersigned by a transfer agent or a registrar who is not a director, officer or employee of the corporation.  In the event that any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to hold office before such certificate is issued, it may be issued by the corporation with the same effect as if he held such office at the time if its issuance.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Incorporation, these Regulations or any agreement to which the corporation is a party, shall have the existence of such restriction noted conspicuously on the certificate and shall also set forth on its face or back the full text of the restriction or a summary of the terms of such restriction and a statement that the corporation will furnish a copy of such text to the holder of such certificate upon written request therefor and without charge.  Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a summary of the terms of such preferences, voting powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate within five days after receipt of written request therefore and without charge.

Section 2. Transfers- Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signatures as the corporation or its transfer agent may be reasonably require.  Except as may be otherwise required by law, the Articles of Incorporation or these Regulations, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividend and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these Regulations.

Section 3. Replacements- If any certificate of stock is lost, stolen, mutilated or destroyed, the corporation may, on such terms as to proof, indemnity or otherwise as the directors may prescribe (which shall in the case of a mutilated certificate include the surrender thereof), issue a new certificate in place thereof.

Section 4. Issuance- Unless otherwise voted by the stockholders, any un issued capital stock from time to time authorized under the Articles of Incorporation and any capital stock of the corporation held in its treasury may be issued or disposed of by vote of the directors in such manner, for such consideration and upon such terms consistent with law as the directors may determine.

Section 5. Record Date

(a)                                                       For any lawful purpose, including without limitation, the determination of the shareholders who are entitled to (1) receive notice of or to vote at a meeting of shareholder; (2) receive payment of any dividend or distribution; (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (4) participate in the execution of written consents, waivers, or releases, the directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (1), (2) and (3) above, shall not be more than sixty days preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.

(b)                                                      If a meeting of the shareholders is called by persons entitled to call the same, or action is taken by shareholders without a meeting, and if the directors fail or refuse, within such time as the persons calling such meeting or initiating such other action may request, to fix a record date for the purpose of determining the shareholders entitled to receive notice of or vote at such meeting, or to participate in the execution of written consents, waivers, or releases, then the persons calling such meeting or initiating such other action may fix a record date for such purposes, subject to the limitations set forth in paragraph (a) of this section.

(c)                                                       The record date for the purpose of clause (1) of paragraph (a) of this section shall continue to be the record date for all adjournments of such meeting, unless the directors of the persons who shall have fixed the original record date shall, subject to the limitations set forth in paragraph (a) of this section, fix another date, and in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of said date in accordance with the same requirements as those applying to a meeting newly called.

(d)                                                      The directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in paragraph (a) of this section, including the date of the meeting of the shareholders and the period ending with the date, if nay, to which adjourned.  If no record date is fixed therefor, the record date for determining the shareholders who are entitled to receive notice of, or who are entitled to vote at, a meeting of shareholders, shall be the date next preceding the day on which notice is given, or the date next preceding the day on which the meeting is held, as the case may be.

(e)                                                       The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize and equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Ohio

Section 6. Dividends- Except as restricted by law, the Articles of Incorporation or any agreement to which the corporation may be a party, dividends upon the capital stock of the corporation may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property or in shares of the capital stock of the corporation.

ARTICLE VII

Miscellaneous Provisions

Section 1. Execution of Instruments- All contracts, deeds, leases, bonds, notes, checks and other instruments authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer except as the directors may generally or in particular cases otherwise determine.

Section 2. Voting of Securities- Except as the board of directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons (with or without power of substitution) to act as proxy or attorney in fact for this corporation at any meeting of stockholders of any other corporation, the securities of which may be held by this corporation.

Section 3. Corporate Records- The original or attested copies of the Articles of Incorporation, Regulations and records of all meetings of the incorporators and stockholder, and the stock and transfer records, which shall contain the names of record addresses of all stockholders and the amount of stock held by each, shall be kept in Ohio at the principal office of the corporation or at an office of its transfer agent or of the Secretary, but such corporate records need not all be kept in the same office.  They shall be available at all reasonable times to inspection by any stockholder for any purpose in the proper interest of the stockholder relative to the affairs of the corporation.

Section 4. Definitions- All references in these Regulations to the Articles of Incorporation and to these Regulations shall be deemed to refer, respectively, to the Articles of Incorporation and the Regulations of the corporation as amended an in effect from time to time.

ARTICLE VIII

Amendment of Regulations

These Regulations may at any time be amended or repealed, in whole or in part, by vote of the stockholders provided that the substance of any proposed change must be stated in the notice of meeting at which such action is to be taken.  A majority of the directors in office may also amend or repeal these Regulations, except that no amendment or repeal may be made by the directors which changes the date of the annual meeting of stockholder, or which alters the provisions of these Regulations with respect to removal of directors, indemnification of directors and officers, or amendment of these Regulations, or which by law or the Articles of Incorporation requires action by the stockholders.  Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the directors of any Regulation, notice thereof stating the substance of such change shall be given to all stockholder entitled to vote on amending the Regulation, and any Regulation adopted by the directors may be amended or repealed by the stockholders.